Filed pursuant to Rule 424(b)(2)
Registration No. 333-132747

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Performance Securities with Partial Protection	$27,367,380	$840.18

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Performance Securities with Partial Protection
UBS AG $27,367,380 Securities linked to an International Index Basket due July 30, 2010

Issuer (Booking Branch):	UBS AG (Jersey Branch)

Maturity Date:	July 30, 2010 (Investment term of 3 years)

No Interest Payments:	We will not pay you interest or dividends during the term of the Securities.

Index Basket:	The Index Basket (the “Basket”) will be composed of six indices (the “Basket Indices”). The Basket Indices and their weightings in the Basket are as follows:

	Basket Indices	Weight

	Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	35%
	FTSETM 100 Index (“FTSE 100 Index”)	25%
	Nikkei® 225 Index (“Nikkei Index”)	25%
	Swiss Market Index (“SMI Index”)	5%
	S&P/ASX 200® Index (“S&P/ASX 200 Index”)	5%
	MSCI® Emerging Markets IndexSM (“MSCI-EM Index”)	5%

Participation Rate:	115%

Payment at Maturity:	At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return

• If the Basket Return is positive, you will receive your principal plus an additional payment equal to your principal Í the Participation Rate Í the Basket Return.

• If the Basket Return is between 0% and –20%, you will receive $10 (your initial invested principal).

•

If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. Accordingly, if the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity.

See “Specific Terms of the Securities—Payment at Maturity” beginning on page S-41.

Basket Return:	Basket Ending Level – Basket Starting Level

Basket Starting Level

Basket Starting Level:	100

Basket Ending Level:	The Basket Ending Level will be calculated as follows:

100 Í (1 + (35% of the EURO STOXX Index Return + 25% of the FTSE 100 Index Return + 25% of the Nikkei Index Return + 5% of the SMI Index Return + 5% of the S&P/ASX 200 Index Return + 5% of the MSCI-EM Index Return)).

The Basket Return may be negative and, as a result, you may lose up to 80% of your investment.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

CUSIP Number:	902619733

ISIN Number:	US9026197338

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page S-4.

See “Risk Factors” beginning on page S-10 for risks related to an investment in the Securities.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	100%	2.5%	97.5%
Total	$27,367,380	$684,184.50	$26,683,195.50

UBS Financial Services Inc.	UBS Investment Bank

Prospectus Supplement dated July 26, 2007

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

The Performance Securities with Principal Protection (the “Securities”) are medium-term notes issued by UBS, offering principal protection against a decline of up to 20% in the Index Basket (the “Basket”) and offering a participation in any appreciation of the Basket of 115%. The return on the Securities is linked to the performance of the Basket, which in turn is based on the performance of six indices (each a “Basket Index” and together, the “Basket Indices”).

The Basket Indices and their relative weightings are set forth below:

Basket Indices	Weight

Dow Jones® EURO STOXX 50 Index (“EURO STOXX Index”)	35%
FTSETM 100 Index (“FTSE 100 Index”)	25%
Nikkei® 225 Index (“Nikkei Index”)	25%
Swiss Market Index (“SMI Index”)	5%
S&P/ASX 200® Index (“S&P/ASX 200 Index”).	5%
MSCI® Emerging MarketsSM Index (“MSCI-EM Index”)	5%

The relative weights of the Basket Indices will not change over the term of the Securities.

The EURO STOXX Index is a stock index of 50 European stocks maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of up to a maximum of 30 of its largest and most liquid large and mid-cap stocks. The SMI Index is reported by Bloomberg L.P. under the ticker symbol “SMI.”

The S&P/ASX 200 Index is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both Standard & Poor’s and the Australian Stock Exchange. The S&P/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

The MSCI-EM Index is a free float-adjusted market capitalization index published by Morgan Stanley Capital International Inc. designed to measure equity market performance in the global emerging markets, which comprises 27 emerging markets economies and 838 stocks (as of July 26, 2007). The MSCI-EM Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

For further information concerning the Basket Indices, see “The Indices” beginning on page S-17.

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return.

†	If the Basket Return is positive, you will receive your principal plus an additional payment equal to your principal Í the Basket Return Í the Participation Rate.

†	If the Basket Return is between 0% and –20%, you will receive $10 (your initial invested principal).

†

If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. For example, a Basket Return of –25.5% will result in a 5.5% loss of principal. Accordingly, if the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity.

We will not pay you interest during the term of the Securities.

The “Basket Return,” which may be positive or negative, will be calculated as follows:

Basket Return = Basket Ending Level – Basket Starting Level

Basket Starting Level

The “Basket Starting Level” is 100 and the “Basket Ending Level” will be calculated as follows:

100 Í (1 + (35% of the EURO STOXX Index Return + 25% of the FTSE 100 Index Return + 25%
of the Nikkei Index Return + 5% of the SMI Index Return + 5% of the S&P/ASX 200 Index Return + 5%
of the MSCI-EM Index Return)).

The return on each of the Basket Indices over the term of the Securities will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Securities, as measured from July 26, 2007 (the “trade date”) to July 27, 2010 (the “final valuation date”).

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see “What are the steps to calculate payment at maturity?” beginning on page S-5 and “Specific Terms of the Securities—Payment at Maturity” beginning on page S-41.

Selected Purchase Considerations

†	Growth Potential—The Securities provide the opportunity for participation at a Participation Rate of 115% in any appreciation of the Basket from the trade date relative to the final valuation date.

†

Partial Principal Protection—At maturity, your principal is fully protected against a decline of up to 20% in the Basket. If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%.

†

Minimum Investment—Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Selected Risk Considerations

An investment in the Securities involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” beginning on page S-10.

†

At maturity, the principal of the Securities is exposed to any decline in the Basket in excess of 20%—If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. Accordingly, if the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity.

†

Partial principal protection only if you hold the Securities to maturity—You should be willing to hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the Basket of up to 20%.

†

Market risk—The return on the Securities, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

†

No interest payments—You will not receive any periodic interest payments on the Securities, and you will not receive any dividend payments or other distributions on the securities included in the Basket Indices, collectively referred to herein as the “Basket Constituent Stocks”).

†

Except as provided below, no direct exposure to fluctuations in foreign exchange rates—The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity. Securities linked to the MSCI-EM Index, however, may be subject to currency exchange risk because the MSCI-EM Index (but not its component stocks) is denominated in U.S. dollars.

†

There may be little or no secondary market for the Securities—The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

The Securities may be a suitable investment for you if:

†	You seek an investment with a return linked to the performance of the Basket Indices.

†	You seek an investment that offers partial principal protection when the Securities are held to maturity.

†	You are willing to hold the Securities to maturity.

†	You do not seek current income from this investment.

†	You are willing to invest in the Securities based on the Participation Rate.

The Securities may not be a suitable investment for you if:

†	You do not seek an investment with exposure to any of the economies of Japan, Europe, Australia, U.K., Switzerland or of emerging markets.

†	You are unable or unwilling to hold the Securities to maturity.

†	You seek an investment that is 100% principal protected.

†	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

†	You seek current income from your investments.

†	You seek an investment for which there will be an active secondary market.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the Securities, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of principal protection, if any, which may be offered on those products, but it should not be relied upon as a description of any particular Structured Product.

†

Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

†

Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection, or contingent protection.

†

Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

†	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection, investors must hold the security to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations’’ on page S-50 and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the Basket Indices. If your Securities are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss would generally be long term capital gain or loss if you have held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations—Alternative Treatment” on page S-51.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Index Return for the Basket Indices.

The “EURO STOXX Index Return” is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return = EURO STOXX Index Ending Level – EURO STOXX Index Starting Level

EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is 4252.92, the closing level of the EURO STOXX Index on the trade date, and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The “FTSE 100 Index Return” is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

FTSE 100 Index Return = FTSE 100 Index Ending Level – FTSE 100 Index Starting Level

FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 6251.20 and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

The “Nikkei Index Return” is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

Nikkei Index Return = Nikkei Index Ending Level – Nikkei Index Starting Level

Nikkei Index Starting Level

where the Nikkei Index Starting Level is 17702.09, the closing level of the Nikkei Index on the trade date, and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The “SMI Index Return” is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

SMI Index Return = SMI Index Ending Level – SMI Index Starting Level

SMI Index Starting Level

where the SMI Index Starting Level is 8706.40 and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

The “S&P/ASX 200 Index Return” is calculated based on the closing level of the S&P/ASX 200 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P/ASX 200 Index Return = S&P/ASX 200 Index Ending Level – S&P/ASX 200 Index Starting Level

S&P/ASX 200 Index Starting Level

where the S&P/ASX 200 Index Starting Level is 6258.50 and the S&P/ASX 200 Index Ending Level will be the closing level of the S&P/ASX 200 Index on the final valuation date.

The “MSCI-EM Index Return” is calculated based on the closing level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return = MSCI-EM Index Ending Level – MSCI-EM Index Starting Level

MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is 1121.37, the closing level of the MSCI-EM Index on the trade date, and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

Step 2: Calculate the Basket Ending Level.

The Basket Ending Level will be calculated as follows:

100 Í (1 + (35% of the EURO STOXX Index Return + 25% of the FTSE 100 Index Return + 25% of
the Nikkei Index Return + 5% of the SMI Index Return + 5% of the S&P/ASX 200 Index Return + 5%
of the MSCI-EM Index Return)).

Step 3: Calculate the Basket Return.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

Basket Return = Basket Ending Level – Basket Starting Level

Basket Starting Level

The Basket Starting Level is 100.

Step 4: Calculate the Payment at Maturity.

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return:

†	If the Basket Return is positive, you will receive your principal plus an additional payment equal to your principal Í the Participation Rate Í the Basket Return.

$10 + ($10 Í Participation Rate Í Basket Return).

†	If the Basket Return is between 0% and –20%, you will receive $10 (your initial invested principal)

†

If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. For example, a Basket Return of –25.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

$10 + ($10 Í (Basket Return + 20%)).

If the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity.

Hypothetical examples of how the Securities perform at maturity

The examples below are based on the following assumptions:

Principal Amount:	$10.00
Basket Starting Level:	100
Participation Rate:	115% if the Basket Return is positive
Partial Principal Protection:	20%
Investment Term:	3 years

Example 1 — The Basket Return is 50%

Calculation of cash payment at maturity on the Securities

If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 115% of the Basket Return, as set forth below:

•	Principal amount of each Security =	$10.00
Plus
•	Principal amount of each Security Í 115% Í Basket Return
	$10.00 Í 115% Í 50% =	$5.75

	Total:	$15.75

Investor receives $15.75 at maturity for each Security (a 57.5% total return).

Calculation of comparative return on a $10.00 direct investment in the Basket

•	Principal amount =	$10.00
Plus
•	Principal amount Í Basket Return
	$10.00 Í 50% =	$5.00

	Total:	$15.00

On a $10.00 investment, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index, an investor would receive $15.00 (a 50% total return).

Example 2 — The Basket Return is 120%

Calculation of cash payment at maturity on the Securities

If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 115% of the Basket Return, as set forth below:

•	Principal amount of each Security =	$10.00
Plus
•	Principal amount of each Security Í 115% Í Basket Return
	$10.00 Í 115% Í 120% =	$13.80

	Total:	$23.80

Investor receives $23.80 at maturity for each Security (a 138% total return).

Calculation of comparative return on a $10.00 direct investment in the Basket

•	Principal amount =	$10.00
Plus
•	Principal amount Í Basket Return
	$10.00 Í 120% =	$12.00

	Total:	$22.00

On a $10.00 investment, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index, an investor would receive $22.00 (a 120% total return).

Example 3 — The Basket Return is –20%

Calculation of cash payment at maturity on the Securities

If we assume that the Basket Ending Level is 80, the Basket Return would therefore be –20%. Since the Securities provide partial principal protection for up to a 20% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

Principal amount of each Security =			$10.00

Total:			$10.00

Investor receives $10.00 at maturity for each Security (a 0% total return).

Calculation of comparative return on a $10.00 direct investment in the Basket

•	Principal amount =		$10.00
Plus
•	Principal amount Í Basket Return
	$10.00 Í (–20%) =	–	$2.00

	Total:		$8.00

On a $10.00 investment, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index, an investor would receive $8.00 (a 20% loss).

Example 4 — The Basket Return is –50%

Calculation of cash payment at maturity on the Securities

If we assume that the Basket Ending Level is 50, the Basket Return would therefore be –50%, which is less than –20%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every 1% (or fraction thereof) the Basket Return is below –20%, as set forth below:

•	Principal amount of each Security =		$10.00
Plus
•	Principal amount of each Security Í (Basket Return + 20%)
	$10.00 Í (–50% + 20%)
	$10.00 Í (–30%) =	–	$3.00

	Total:		$7.00

Investor receives $7.00 at maturity for each Security (a 30% loss).

Calculation of comparative return on a $10.00 direct investment in the Basket

•	Principal amount =		$10.00
Plus
•	Principal amount + Basket Return
	$10.00 Í (–50%) =	–	$5.00

	Total:		$5.00

On a $10.00 investment, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index, an investor would receive $5.00 (a 50% loss).

Hypothetical Performance of the Securities at Maturity

The table and graph below represent the hypothetical performance of an investment in the Securities compared to an investment, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index.

Assumptions:
Principal Amount:	$10
Basket Starting Level	100
Participation Rate:	115%
Partial Principal Protection:	20%
Basket Performance:	100% to –100%
Term:	3 years

Performance of the Basket
Basket Ending Level	Basket Return*
200	100.0%
190	90.0%
180	80.0%
160	60.0%
140	40.0%
120	20.0%
110	10.0%
100	0.0%
95	–5.0%
90	–10.0%
80	–20.0%
70	–30.0%
60	–40.0%
50	–50.0%
20	–80.0%
0	–100.0%

Performance of the Notes
Notes Payment at Maturity	Notes Return*
$21.50	115.0%
$20.35	103.5%
$19.20	92.0%
$16.90	69.0%
$14.60	46.0%
$12.30	23.0%
$11.15	11.5%
$10.00	0.0%
$10.00	0.0%
$10.00	0.0%
$10.00	0.0%
$9.00	–10.0%
$8.00	–20.0%
$7.00	–30.0%
$4.00	–60.0%
$2.00	–80.0%

* Percentages have been rounded for ease of analysis.

Risk Factors

The return on the Securities is linked to the performance of the Dow Jones EURO STOXX 50® Index (the “EURO STOXX Index”), the FTSETM 100 Index (the “FTSE 100 Index”), the Nikkei® 225 Index (the “Nikkei Index”), the SMI Index (the “SMI Index”), the S&P/ASX 200® Index (the “S&P/ASX 200 Index”) and the MSCI® Emerging MarketsSM Index (the “MSCI-EM Index” and together with the EURO STOXX Index, the FTSE 100 Index, the Nikkei Index, the SMI Index and the S&P/ASX 200 Index, the “Basket Indices”). Investing in the Securities is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose some of your principal.

The Securities combine features of equity and debt. The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 20% in the Basket. The Securities are exposed to a decline in the Basket greater than 20%. You will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. For example, a Basket Return of –25.5% will result in a 5.5% loss of principal. Accordingly, you can lose up to 80% of the principal amount of your Securities at maturity if the Basket declines by more than 20% over the term of the Securities.

The Basket is composed of the six Basket Indices; any positive return in any Basket Index may be offset by a negative return in another Basket Index.

The Securities are linked to the performance of a Basket, 35% of which is composed of the EURO STOXX Index, 25% of which is composed of the FTSE Index, 25% of which is composed of the Nikkei Index, 5% of which is composed of the SMI Index, 5% of which is composed of the S&P/ASX Index and 5% of which is composed of the MSCI-EM Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the final valuation date relative to the trade date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 10% EURO STOXX Index Return would be completely offset by a combination of a –50% FTSE 100 Index Return, –40% Nikkei Index Return, –50% SMI Index Return, –45% S&P/ASX 200 Index Return and –45% MSCI-EM Index Return, resulting in a Basket Return of –26% and a corresponding total return at maturity on the Securities (taking into account the principal protection of 20%) of –6%.

Owning the Securities is not the same as owning the Basket Constituent Stocks.

The return on your Securities may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Securities declines.

Risk Factors

Changes that affect the Basket will affect the market value of the Securities and the amount you will receive at maturity.

The policies of STOXX Limited (the “EURO STOXX Index Sponsor”) with respect to the EURO STOXX Index, FTSE International Limited (the “FTSE 100 Index Sponsor”) with respect to the FTSE 100 Index, Nihon Keizai Shimbun, Inc. (the “Nikkei Index Sponsor”) with respect to the Nikkei Index, SWX Swiss Exchange (the “SMI Index Sponsor”) with respect to the SMI Index, S&P Australian Index Committee (the “S&P/ASX 200 Index Sponsor”) with respect to the S&P/ASX 200 Index and Morgan Stanley Capital International Inc. (the MSCI-EM Index Sponsor”) with respect to the MSCI-EM Index (collectively the “Index Sponsors”) concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the Basket Ending Level or fair market value of the Securities—and, thus, the amount payable at maturity—in a manner it considers appropriate, in its sole discretion.

There may not be an active trading market in the Securities—Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket to more than 20%.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

†	the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

†	the composition of each Basket Index and changes to its constituent stocks;

†	the market prices of the Basket Constituent Stocks;

†

the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Securities, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Securities);

Risk Factors

†	the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

†	interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

†	the time remaining to the maturity of the Securities;

†	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

†

economic, financial, political, regulatory, judicial or other events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

†	the creditworthiness of UBS.

Historical performance of the Basket Indices should not be taken as an indication of the future performance of the Basket Indices during the term of the Securities.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

Trading and other transactions by UBS or its affiliates in Basket Constituent Stocks, futures, options, exchange-traded funds or other derivative products on Basket Constituent Stocks or one or more of the Basket Indices, may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-48, UBS or its affiliates may hedge their obligations under the Securities by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Securities

Risk Factors

or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders’ interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying assets, index or indices to which the Securities are linked or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets, index or indices to which the Securities are linked.

You will not receive interest payments on the Securities or dividend payments on the Basket Constituent Stocks or have shareholder rights in the Basket Constituent Stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying Basket Constituent Stocks may have.

UBS and its affiliates have no affiliation with the Index Sponsors and are not responsible for their public disclosure of information.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in “The Indices” beginning on page S-17) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” on page S-43 and “Specific Terms of the Securities—Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation” on page S-46. The Index Sponsors are not involved in the offer of the Securities in any way and have no obligation to consider your interest as an owner of Securities in taking any actions that might affect the value of your Securities.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any

Risk Factors

of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the Basket Indices and the Index Sponsors.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation Agent” on page S-46. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the calculation of the Basket Ending Level for the Basket or the maturity date if a market disruption event occurs on the final valuation date.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities—Market Disruption Event” beginning on page S-43.

The Basket Return for the Securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect the prices of the stocks comprising the Basket Indices.

The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the Basket Constituent Stocks underlying the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the Nikkei® 225 Index, the Swiss Market Index and the S&P/ASX® 200 Index are denominated. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

The Securities may be subject to currency exchange risk because the MSCI® Emerging Markets IndexSM, but not the component stocks underlying the MSCI® Emerging Markets IndexSM, is denominated in U.S. dollars.

The MSCI® Emerging Markets IndexSM, but not the Basket Constituent Stocks underlying the MSCI® Emerging Markets IndexSM, is denominated in U.S. dollars. Because the prices of the Basket Constituent

Risk Factors

Stocks underlying the MSCI® Emerging Markets IndexSM will be converted by the sponsor of such index into U.S. dollars for the purposes of calculating the value of the MSCI® Emerging Markets IndexSM, your investment will be exposed to currency exchange risk with respect to each of the emerging markets countries represented in the MSCI® Emerging Markets IndexSM. Your net exposure to such risk will depend on the extent to which the currencies in which the Basket Constituent Stocks underlying the MSCI® Emerging Markets IndexSM are denominated strengthen or weaken relative to the U.S. dollar. If the U.S. dollar strengthens relative to any of the currencies in which the Basket Constituent Stocks underlying the MSCI® Emerging Markets IndexSM are denominated, the value of the MSCI® Emerging Markets IndexSM may be adversely affected, and the payment at maturity on the Securities, if any, may be reduced.

UBS has a non-exclusive right to use the Basket Indices.

UBS has been granted a non-exclusive right to use each Index and related service marks and trademarks in connection with the Securities. If UBS breaches its obligations under any such license, the applicable Index sponsor or publisher, as the other party to the license agreement, will have the right to terminate the license. If such Index sponsor or publisher chooses to terminate the license agreement, UBS must immediately cease use of the applicable Index. If this occurs, it may become difficult for UBS to determine the amount payable, if any, at maturity of the Securities. The calculation agent in this case will determine the Basket Ending Level or the fair market value of the Securities—and thus the amount payable at maturity—in a manner it considers appropriate in its reasonable discretion.

The formula for determining the payment at maturity does not take into account all developments in the Basket Indices.

Changes in the Basket Indices during the term of the Securities before the final valuation date will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate the payment at maturity by comparing only the level of each Basket Index on the trade date and the level of each Basket Index on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Securities before falling to a level below its starting level on the final valuation date.

An investment in the Securities is subject to risks associated with non-U.S. securities markets.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health

Risk Factors

developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of the Securities?” in the summary section of page S-4, “Supplemental U.S. Tax Considerations” beginning on page S-50, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

The Indices

The Dow Jones EURO STOXX 50® Index

We have derived all information regarding the Dow Jones EURO STOXX 50® Index (the “EURO STOXX Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the “EURO STOXX Index Sponsor”). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones® EURO STOXX Supersector indices. The Dow Jones® EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones® STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 18 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones® STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor’s Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX Index’s total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol “SX5E.”

Stocks included in the EURO STOXX Index

According to publicly available information as of July 26, 2007, securities comprising the EURO STOXX Index (the “EURO STOXX Index Constituent Stocks”) consist of the companies listed below. The weighting of each of the EURO STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of July 26, 2007.

The Indices

Name	Sector	% Weight	Country

Total SA	Energy	5.84%	FRANCE
Banco Santander Central Hispano SA	Financial	3.80%	SPAIN
E.ON AG	Utilities	3.61%	GERMANY
Siemens AG	Industrial	3.57%	GERMANY
Nokia OYJ	Communications	3.54%	FINLAND
Telefonica SA	Communications	3.28%	SPAIN
Allianz SE	Financial	3.15%	GERMANY
BNP Paribas	Financial	3.12%	FRANCE
ABN AMRO Holding NV	Financial	3.03%	NETHERLANDS
ING Groep NV	Financial	2.92%	NETHERLANDS
ENI SpA	Energy	2.89%	ITALY
UniCredito Italiano SpA	Financial	2.87%	ITALY
Banco Bilbao Vizcaya Argentaria SA	Financial	2.84%	SPAIN
DaimlerChrysler AG	Consumer, Cyclical	2.84%	GERMANY
Sanofi-Aventis	Consumer, Non-cyclical	2.83%	FRANCE
Societe Generale	Financial	2.63%	FRANCE
Deutsche Bank AG	Financial	2.33%	GERMANY
Intesa Sanpaolo SpA	Financial	2.32%	ITALY
AXA SA	Financial	2.30%	FRANCE
BASF AG	Basic Materials	2.11%	GERMANY
Suez SA	Utilities	2.00%	FRANCE
Bayer AG	Basic Materials	1.77%	GERMANY
Iberdrola SA	Utilities	1.75%	SPAIN
Unilever NV	Consumer, Non-cyclical	1.74%	NETHERLANDS
Fortis	Financial	1.71%	BELGIUM
Deutsche Telekom AG	Communications	1.70%	GERMANY
RWE AG	Utilities	1.64%	GERMANY
Vivendi	Communications	1.64%	FRANCE
SAP AG	Technology	1.58%	GERMANY
France Telecom SA	Communications	1.54%	FRANCE
Koninklijke Philips Electronics NV	Industrial	1.53%	NETHERLANDS
Assicurazioni Generali SpA	Financial	1.52%	ITALY
Enel SpA	Utilities	1.42%	ITALY
Cie de Saint-Gobain	Industrial	1.34%	FRANCE
Carrefour SA	Consumer, Non-cyclical	1.26%	FRANCE
Muenchener Rueckversicherungs AG	Financial	1.25%	GERMANY
Groupe Danone	Consumer, Non-cyclical	1.18%	FRANCE
Air Liquide	Basic Materials	1.02%	FRANCE
Alcatel-Lucent	Communications	1.01%	FRANCE
Telecom Italia SpA	Communications	0.97%	ITALY
L’Oreal SA	Consumer, Non-cyclical	0.97%	FRANCE
Repsol YPF SA	Energy	0.96%	SPAIN
Credit Agricole SA	Financial	0.93%	FRANCE
LVMH Moet Hennessy Louis Vuitton SA	Diversified	0.93%	FRANCE
Renault SA	Consumer, Cyclical	0.92%	FRANCE
Aegon NV	Financial	0.87%	NETHERLANDS
Endesa SA	Utilities	0.83%	SPAIN
Lafarge SA	Industrial	0.81%	FRANCE
Allied Irish Banks PLC	Financial	0.75%	IRELAND
Koninklijke Ahold NV	Consumer, Non-cyclical	0.67%	NETHERLANDS

The Indices

Historical Closing Levels of the EURO STOXX Index

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the EURO STOXX Index as of July 26, 2007 was 4252.92.

The graph below illustrates the performance of the EURO STOXX Index from June 30, 1997 through July 26, 2007.

Source: Bloomberg L.P.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Securities.

“Dow Jones EURO STOXX 50®” is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Securities.

The EURO STOXX Index Sponsor does not:

†	Sponsor, endorse, sell or promote the Securities.

†	Recommend that any person invest in the Securities or any other financial products.

†	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

†	Have any responsibility or liability for the administration, management or marketing of the Securities.

†	Consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The Indices

The EURO STOXX Index Sponsor will not have any liability in connection with the Securities. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

†	the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

†	the accuracy or completeness of the EURO STOXX Index or its data;

†	the merchantability and the fitness for a particular purpose or use of the EURO Stoxx Index or its data;

†	the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO Stoxx Index or its data; and

†

under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

The FTSETM 100 Index

We have derived all information regarding the FTSETM 100 Index (the “FTSE 100 Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE” also, the “FTSE 100 Index Sponsor”). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the “Exchange”). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional (“EMEA”) Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company’s total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol “UKX.”

The Indices

Stocks Included in the FTSE 100 Index

According to publicly available information on July 26, 2007, securities comprising the FTSE 100 Index (the FTSE 100 Index Constituent Stocks) consist of the companies listed below. As of July 26, 2007, the top fifty constituent stocks of the FTSE 100 Index were as follows.

Name	Sector	% Weight

BP PLC	Energy	7.40%
HSBC Holdings PLC	Financial	6.82%
Vodafone Group PLC	Communications	5.26%
GlaxoSmithKline PLC	Consumer, Non-cyclical	4.81%
Royal Dutch Shell PLC	Energy	4.77%
Royal Bank of Scotland Group PLC	Financial	3.67%
Royal Dutch Shell PLC	Energy	3.65%
Barclays PLC	Financial	3.02%
AstraZeneca PLC	Consumer, Non-cyclical	2.61%
Anglo American PLC	Basic Materials	2.58%
HBOS PLC	Financial	2.38%
Rio Tinto PLC	Basic Materials	2.30%
BHP Billiton PLC	Basic Materials	2.17%
Tesco PLC	Consumer, Non-cyclical	2.16%
Lloyds TSB Group PLC	Financial	2.03%
Diageo PLC	Consumer, Non-cyclical	1.77%
BG Group PLC	Energy	1.76%
BT Group PLC	Communications	1.71%
British American Tobacco PLC	Consumer, Non-cyclical	1.64%
Xstrata PLC	Basic Materials	1.53%
Standard Chartered PLC	Financial	1.48%
Unilever PLC	Consumer, Non-cyclical	1.37%
National Grid PLC	Utilities	1.25%
Reckitt Benckiser PLC	Consumer, Non-cyclical	1.25%
Aviva PLC	Financial	1.17%
Prudential PLC	Financial	1.09%
Imperial Tobacco Group PLC	Consumer, Non-cyclical	0.99%
SABMiller PLC	Consumer, Non-cyclical	0.94%
BAE Systems PLC	Industrial	0.94%
Centrica PLC	Utilities	0.91%
Cadbury Schweppes PLC	Consumer, Non-cyclical	0.83%
Scottish & Southern Energy PLC	Utilities	0.82%
Man Group PLC	Financial	0.74%
Marks & Spencer Group PLC	Consumer, Cyclical	0.69%
J Sainsbury PLC	Consumer, Non-cyclical	0.67%
Rolls-Royce Group PLC	Industrial	0.60%
Legal & General Group PLC	Financial	0.60%
British Sky Broadcasting Group PLC	Communications	0.59%
Old Mutual PLC	Financial	0.58%
WPP Group PLC	Communications	0.57%
WM Morrison Supermarkets PLC	Consumer, Non-cyclical	0.54%
Reuters Group PLC	Communications	0.53%
Hanson PLC	Industrial	0.51%
Reed Elsevier PLC	Communications	0.51%
Land Securities Group PLC	Financial	0.51%
Imperial Chemical Industries PLC	Basic Materials	0.47%
Wolseley PLC	Consumer, Cyclical	0.47%
Shire PLC	Consumer, Non-cyclical	0.45%
Compass Group PLC	Consumer, Cyclical	0.43%
British Land Co PLC	Financial	0.42%

The Indices

The London Stock Exchange

The London Stock Exchange (the “Exchange”), one of the world’s leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom’s capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets—the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

Historical Closing Levels of the FTSE 100 Index

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the FTSE 100 Index as of July 26, 2007 was 6251.20.

The following graph sets forth the historical performance of the FTSE 100 Index from June 30, 1997, through July 26, 2007.

License Agreement

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

The Indices

The Securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. “FTSETM”, “FTSE®”, “FT-SE®”, and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited (“FTSE”) under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.

The Nikkei® 225 Index

All information in this prospectus supplement regarding the Nikkei® 225 Index (the “Nikkei Index”), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the “Nikkei Index Sponsor”). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd.. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock’s weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a “Nikkei Index Constituent Stock”) by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of April 3, 2007 (date last updated) and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

The Indices

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the “Kanri Post” (Post for stocks under supervision); transfer of the stock to the “Seiri Post” (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special offer quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock.

The Indices

As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Securities.

Historical Closing Levels of the Nikkei Index

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Nikkei Index as of July 26, 2007 was 17,702.09.

The following graph sets forth the historical performance of the Nikkei Index from June 30, 1997 through July 26, 2007.

Source: Bloomberg L.P.

License Agreement

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Securities are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the Nikkei Index to track general stock market performance.

The Indices

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Securities. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Securities.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

“Nikkei®” is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Securities.

Swiss Market Index (SMI)®

We have derived all information regarding the Swiss Market Index (SMI)® (the “SMI”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, SWX Swiss Exchange (the “SMI Index Sponsor”). The SMI Index Sponsor owns the copyright and all other rights to the SMI Index. The SMI Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the SMI Index. We do not assume any responsibility for the accuracy or completeness of such information.

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of the largest and most liquid stocks from the SPI Large- and Mid-Cap segment (as described below). The SMI Index is primarily available as a non-dividend-corrected index (price index), but is also published under the designation SMIC® (SMI® cum dividend) as a performance index. Your Securities will be linked to the SMI Index not the SMIC® index.

The basic universe for admission to the SMI Index is the Swiss Performance Index (“SPI”). In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

To be admitted to the SMI Index, the market value of the security must amount to a minimum of 0.45% of the overall SPI capitalization as of June 30 of a given year. The determination of the rankings of a maximum of 30 securities from the stock universe is calculated through a combination of market capitalization and the percentage sales at the market value of each individual security. For a security to be admitted to the SMI Index it must have occupied rank 30 or above over four quarters and must occupy rank 25 or above as of June 30.

The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI Index, an updated index level is calculated and displayed.

The SMI Index Return will be calculated based on the closing levels of the SMI Index, as reported by Bloomberg L.P. under ticker symbol “SMI.”

The Indices

Stocks included in the SMI Index

According to publicly available information as of July 26, 2007, securities comprising the SMI Index (the “SMI Index Constituent Stocks”) consist of the companies listed below. The weighting of each of the SMI Index Constituent Stocks within the SMI Index is also provided. All data listed below is as of July 26, 2007.

Name	Sector	% Weight

Nestle SA	Consumer, Non-cyclical	16.99%
Novartis AG	Consumer, Non-cyclical	15.90%
Roche Holding AG	Consumer, Non-cyclical	13.84%
UBS AG	Financial	12.41%
Credit Suisse Group	Financial	8.01%
ABB Ltd	Industrial	5.63%
Zurich Financial Services AG	Financial	4.66%
Compagnie Financiere Richemont SA	Consumer, Cyclical	3.72%
Swiss Reinsurance	Financial	3.52%
Holcim Ltd	Industrial	2.43%
Syngenta AG	Basic Materials	1.97%
Julius Baer Holding AG	Financial	1.65%
Swatch Group AG	Consumer, Cyclical	1.07%
Adecco SA	Consumer, Non-cyclical	1.00%
Swiss Life Holding	Financial	0.94%
Nobel Biocare Holding AG	Consumer, Non-cyclical	0.93%
SGS SA	Consumer, Non-cyclical	0.82%
Swisscom AG	Communications	0.80%
Synthes Inc	Consumer, Non-cyclical	0.76%
Givaudan SA	Basic Materials	0.67%
Baloise Holding AG	Financial	0.58%
Lonza Group AG	Basic Materials	0.50%
Ciba Specialty Chemicals AG	Basic Materials	0.47%
Clariant AG	Basic Materials	0.40%
Swatch Group AG	Consumer, Cyclical	0.34%

SWX Swiss Exchange

The SWX Swiss Exchange is a central link in the value chain of the Swiss financial marketplace. It organizes, operates and regulates key aspects of Switzerland’s capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading, SESTA), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission (“SFBC”).

The SWX Swiss Exchange trading subdivisions encompass: Shares, domestic bonds, international bonds (formerly referred to as Eurobonds), derivatives (warrants, structured financial products), exchange-traded funds and Investment funds.

The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures taken.

The Indices

Historical closing Levels of the SMI Index

Since its inception, the SMI Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the SMI Index during any period shown below is not an indication that the value of the SMI Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the SMI Index do not give any indication of the future performance of the SMI Index. UBS cannot make any assurance that the future performance of the SMI Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the SMI Index as of July 26, 2007 was 8706.40.

The following graph sets forth the historical performance of the SMI Index from June 30, 1997 through July 26, 2007.

License Agreement

We have entered into a non-exclusive license agreement with the SMI Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the SMI Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the SMI Index Sponsor; the only relationship between the SMI Index Sponsor and us is the licensing of the use of the SMI Index and trademarks relating to the SMI Index.

SMI Index Sponsor is under no obligation to continue the calculation and dissemination of the SMI Index. The Securities are not sponsored, endorsed, sold or promoted by the SMI Index. No inference should be drawn from the information contained in this prospectus supplement that the SMI Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Securities or any member of the public regarding the advisability of investing in securities generally, or in the Securities in particular, or the ability of the SMI Index to track general stock market performance.

The SMI Index Sponsor determines, composes and calculates the SMI Index without regard to the Securities. The SMI Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Securities in determining, composing or calculating the SMI Index. The SMI Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or

The Indices

amount of the Securities and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Securities payable at maturity. The SMI Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Securities.

The SMI Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which the SMI Index is applied in determining any initial SMI Index Starting Level or SMI Index Ending Level or any amount payable upon maturity of the Securities.

THESE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SWX SWISS EXCHANGE AND THE SWX SWISS EXCHANGE MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SMI INDEX (THE “INDEX”) AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE INDEX IS COMPILED AND CALCULATED SOLELY BY THE SWX SWISS EXCHANGE. HOWEVER, THE SWX SWISS EXCHANGE SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE SWX SWISS EXCHANGE SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

SMI® is a registered trademark of the SWX Swiss Exchange.

The S&P/ASX 200® Index

The S&P/ASX 200® Index (the “S&P/ASX 200 Index”) was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both Standard & Poor’s and the Australian Stock Exchange.

The S&P/ASX 200 Index is composed of the S&P/ASX 100 stocks plus an additional 100 stocks selected by the ASX Committee. As at June 21, 2007, the S&P/ASX 200 Index represented approximately 78% of the total market capitalization of the Australian market. The S&P/ASX 200 Index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months worth of data. Quarterly review changes take effect on the third Friday of December, March, June and September. The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee. Each index constituent’s free float is reviewed as part of the March quarterly review.

Only stocks listed on the Australian Stock Exchange (the “ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its size peers. A minimum free float threshold of 30% exists for a stock to warrant inclusion in the S&P/ASX 200 Index.

The S&P/ASX 200 Index has a base value of 3000. Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX. The official daily index closing values for price and accumulation indices are calculated after the market closes and are based on the last traded price for each constituent.

The Indices

Stocks included in the S&P/ASX Index

According to publicly available information as of July 26, 2007, securities comprising the S&P/ASX Index (the “S&P/ASX Index Constituent Stocks”) consist of the companies listed below. The weighting of each of the S&P/ASX Index Constituent Stocks within the S&P/ASX Index is also provided. As of July 26, 2007, the top fifty constituent stocks of the S&P/ASX Index were as follows.

Name	Sector	% Weight

BHP Billiton Ltd	Basic Materials	10.17%
Commonwealth Bank of Australia	Financial	5.89%
National Australia Bank Ltd	Financial	5.29%
Australia & New Zealand Banking Group Lt	Financial	4.33%
Westpac Banking Corp	Financial	3.95%
Westfield Group	Financial	2.75%
Woolworths Ltd	Consumer, Non-cyclical	2.62%
Telstra Corp Ltd	Communications	2.27%
QBE Insurance Group Ltd	Financial	2.16%
Rio Tinto Ltd	Basic Materials	2.16%
Macquarie Bank Ltd	Financial	1.86%
Woodside Petroleum Ltd	Energy	1.61%
AMP Ltd	Financial	1.56%
Suncorp-Metway Ltd	Financial	1.51%
St George Bank Ltd	Financial	1.49%
Coles Group Ltd	Consumer, Cyclical	1.36%
Brambles Ltd	Consumer, Non-cyclical	1.32%
CSL Ltd/Australia	Consumer, Non-cyclical	1.30%
Wesfarmers Ltd	Industrial	1.26%
Telstra Corp Ltd	Communications	1.10%
Foster’s Group Ltd	Consumer, Non-cyclical	0.98%
Qantas Airways Ltd	Consumer, Cyclical	0.93%
Stockland	Financial	0.89%
Insurance Australia Group Ltd	Financial	0.85%
Goodman Group	Financial	0.82%
GPT Group	Financial	0.79%
Zinifex Ltd	Basic Materials	0.78%
Orica Ltd	Basic Materials	0.75%
Alumina Ltd	Basic Materials	0.71%
TABCORP Holdings Ltd	Consumer, Cyclical	0.71%
ASX Ltd	Financial	0.70%
Toll Holdings Ltd	Industrial	0.70%
BlueScope Steel Ltd	Basic Materials	0.69%
Macquarie Infrastructure Group	Financial	0.69%
Newcrest Mining Ltd	Basic Materials	0.69%
Origin Energy Ltd	Energy	0.68%
Santos Ltd	Energy	0.67%
Publishing & Broadcasting Ltd	Communications	0.64%
Transurban Group	Consumer, Non-cyclical	0.64%
Alinta Ltd	Utilities	0.60%
Babcock & Brown Ltd	Financial	0.60%
Fairfax Media Ltd	Communications	0.60%
Centro Properties Group	Financial	0.57%
AGL Energy Ltd	Utilities	0.56%
Lend Lease Corp Ltd	Financial	0.54%
News Corp	Communications	0.53%
Amcor Ltd	Industrial	0.52%
Tattersall’s Ltd	Consumer, Cyclical	0.52%
AXA Asia Pacific Holdings Ltd	Financial	0.51%
Macquarie Airports	Industrial	0.50%

The Indices

Historical Closing Levels of the S&P/ASX 200 Index

All historical data presented in the following graph on the S&P/ASX 200 Index are not necessarily indicative of the future performance of the S&P/ASX 200 Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the S&P/ASX 200 Index during any period set forth below is not any indication that the S&P/ASX 200 Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the S&P/ASX 200 Index or its component stocks will result in the holders of the Securities receiving a positive return on their investment. The closing level of the S&P/ASX 200 Index on July 26, 2007 was 6258.50.

The following graph sets forth the historical performance of the S&P/ASX 200 Index from June 30, 1997 through July 26, 2007.

Source: Bloomberg L.P.

License Agreement

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, in exchange for a fee, of the right to use the S&P/ASX 200 Index, in connection with securities, including the Securities. The S&P/ASX 200 Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Securities not sponsored, endorsed, sold or promoted by S&P or the ASX. S&P and ASX make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to UBS or the Securities. S&P has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities is to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the Securities.

The Indices

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P/ASX 200 INDEX FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSELY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR CAUSE ANY PART OF THIS SECTION TO BE VOID.

“Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies and “ASX”, “All Ords”, “All Ordinaries”, “All Ordinaries Index”, “All Ordinaries Price Index”, “All Ord Share Price Index” and “All Ordinaries Accumulation Index” are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P or the ASX and S&P and the ASX make no representation, warranty, or condition regarding the advisability of investing in the Securities.

The MSCI® Emerging Markets IndexSM

We have derived information regarding the MSCI® Emerging Markets IndexSM (the “MSCI-EM Index”) contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Morgan Stanley Capital International Inc. (“MSCI”). We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EM Index, and may discontinue publication of the MSCI-EM Index.

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of July 26, 2007, the index comprised 27 emerging market economies, which were Argentina, Bermuda, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Luxembourg, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.

As of July 26, 2007, the MSCI-EM Index was weighted by sector as follows:

Sector	Weights

Financial	22.05%
Energy	14.94%
Basic Materials	12.64%
Communications	11.96%
Industrial	11.40%
Technology	9.00%
Consumer, Cyclical	6.11%
Consumer, Non-cyclical	6.09%
Utilities	3.24%
Diversified	2.09%

Grand Total	100.00%

Source: Bloomberg L.P.

The Indices

As of July 26, 2007, the top fifty constituent stocks of the MSCI-EM Index were as follows:

Name	Sector	% Weight	Country

Gazprom OAO	Energy	3.30%	RUSSIA
Samsung Electronics Co Ltd	Technology	2.45%	SOUTH KOREA
China Mobile Ltd	Communications	1.90%	HONG KONG
America Movil SAB de CV	Communications	1.73%	MEXICO
POSCO	Basic Materials	1.42%	SOUTH KOREA
TSMC	Technology	1.40%	TAIWAN
Petroleo Brasileiro SA	Energy	1.37%	BRAZIL
LUKOIL	Energy	1.24%	RUSSIA
Cia Vale do Rio Doce	Basic Materials	1.22%	BRAZIL
Sberbank	Financial	1.17%	RUSSIA
Petroleo Brasileiro SA	Energy	1.16%	BRAZIL
HON HAI Precision Industry Co Ltd	Industrial	1.13%	TAIWAN
Teva Pharmaceutical Industries Ltd	Consumer, Non-cyclical	1.05%	ISRAEL
Kookmin Bank	Financial	1.04%	SOUTH KOREA
Cia Vale do Rio Doce	Basic Materials	1.02%	BRAZIL
Reliance Industries Ltd	Energy	0.98%	INDIA
China Life Insurance Co Ltd	Financial	0.98%	CHINA
PetroChina Co Ltd	Energy	0.96%	CHINA
Banco Bradesco SA	Financial	0.78%	BRAZIL
Cemex SAB de CV	Industrial	0.76%	MEXICO
Shinhan Financial Group Co Ltd	Financial	0.75%	SOUTH KOREA
Infosys Technologies Ltd	Technology	0.73%	INDIA
Sasol Ltd	Energy	0.73%	SOUTH AFRICA
MTN Group Ltd	Communications	0.69%	SOUTH AFRICA
Banco Itau Holding Financeira SA	Financial	0.69%	BRAZIL
MMC Norilsk Nickel	Basic Materials	0.61%	RUSSIA
China Construction Bank Corp	Financial	0.60%	CHINA
Industrial & Commercial Bank of China	Financial	0.59%	CHINA
China Petroleum & Chemical Corp	Energy	0.59%	CHINA
Standard Bank Group Ltd	Financial	0.59%	SOUTH AFRICA
ICICI Bank Ltd	Financial	0.59%	INDIA
CNOOC Ltd	Energy	0.58%	HONG KONG
Hyundai Heavy Industries	Industrial	0.55%	SOUTH KOREA
Impala Platinum Holdings Ltd	Basic Materials	0.52%	SOUTH AFRICA
Cathay Financial Holding Co Ltd	Financial	0.50%	TAIWAN
OTP Bank Nyrt	Financial	0.49%	HUNGARY
MediaTek Inc	Technology	0.47%	TAIWAN
Hyundai Motor Co	Consumer, Cyclical	0.45%	SOUTH KOREA
Cia de Bebidas das Americas	Consumer, Non-cyclical	0.44%	BRAZIL
Grupo Televisa SA	Communications	0.42%	MEXICO
China Shenhua Energy Co Ltd	Energy	0.42%	CHINA
Korea Electric Power Corp	Utilities	0.42%	SOUTH KOREA
MOL Hungarian Oil and Gas NyRt	Energy	0.42%	HUNGARY
Telefonos de Mexico SAB de CV	Communications	0.41%	MEXICO
Unibanco	Financial	0.40%	BRAZIL
Mobile Telesystems OJSC	Communications	0.40%	RUSSIA
Bank of China Ltd	Financial	0.39%	CHINA
Ping An Insurance Group Co of China Ltd	Financial	0.39%	CHINA
Telekomunikasi Indonesia Tbk PT	Communications	0.38%	INDONESIA
China Steel Corp	Basic Materials	0.38%	TAIWAN

The MSCI-EM Index is part of a series of indices sponsored by MSCI called the “MSCI Standard Index series.”

The Indices

Constructing the MSCI Standard Index Series

MSCI undertakes an index construction process which involves:

†	Defining the equity universe.

†	Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

†	Classifying the universe of securities under the Global Industry Classification Standard (“GICS”).

†	Selecting securities for inclusion according to MSCI’s index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the Total Market Capitalization of Securities for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

†	Defining and estimating the free float available to foreign investors for each security, using MSCI’s definition of free float.

†	Assigning a free float-adjustment factor to each security.

†	Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

†	Strategic and other shareholdings not considered part of available free float.

†	Limits on share ownership for foreign investors.

†	Other foreign investment restrictions.

MSCI’s estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

The Indices

Classifying the universe of securities under the Global Industry Classification Standard

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard (“GICS”). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI’s objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

†	A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company’s revenues.

†

A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company’s revenues and earnings.

†	Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a “bottom-up” approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

†	Each company’s business activities and the diversification that its securities would bring to the index.

†

The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

†

The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

Maintaining the MSCI Standard Index Series

Overall, index maintenance can be described by three broad categories of implementation of changes.

†	Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

†	Quarterly index reviews, aimed at promptly reflecting other significant market events.

†	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

The Indices

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

†

Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

†

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

†	Replacement of companies, which are no longer suitable industry representatives.

†	Deletion of securities whose company and/or security free float has fallen to less than 15%.

†	Deletion of securities that have become very small or illiquid.

†	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

†	Additions or deletions of securities as a result of other market events.

Ongoing Event-Related Changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The Indices

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

The Indices

Historical Levels of the MSCI-EM Index

Since its inception, the MSCI-EM Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the MSCI-EM Index during any period shown on the graph below is not an indication that the value of the MSCI-EM Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical MSCI-EM Index levels do not give an indication of future performance of the MSCI-EM Index. UBS cannot make any assurance that the future performance of the MSCI-EM Index will result in holders of the Securities receiving a positive total return on their investment. The closing level of the MSCI-EM Index as of July 26, 2007 was 1121.37.

The graph below illustrates the performance of the MSCI-EM Index from June 30, 1997 through July 26, 2007.

Source: MSCI

License Agreement

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Emerging Markets Index in connection with securities, including the Securities. The MSCI Emerging Markets Index is owned and published by MSCI.

The Securities are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Emerging Markets Index, which is determined, composed and calculated by MSCI without regard to the Securities or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Emerging Markets Index. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable

The Indices

for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Securities in connection with the administration, marketing or trading of the Securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations Morgan Stanley Capital International®, MSCI®, Morgan Stanley Capital International Perspective®, to sponsor, endorse, market or promote the Securities without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Valuation of the Securities

At maturity. At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return.

†	If the Basket Return is positive, you will receive your principal plus an additional payment equal to your principal × the Participation Rate × the Basket Return.

†	If the Basket Return is between 0% and –20%, you will receive $10 (your initial invested principal).

†

If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. For example, a Basket Return of –25.5% will result in a 5.5% loss of principal. Accordingly, if the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity

For further information concerning the calculation of the payment at maturity, see “What are the steps to calculate payment at maturity” on page S-5 and “Specific Terms of the Securities—Payment at Maturity” beginning on page S-41.

Prior to maturity. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-10 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of a basket (the “Basket”), which is comprised of six equity indices (each a “Basket Index”) weighted as follows:

Basket Indices	Weight

Dow Jones® EURO STOXX 50 Index (“EURO STOXX Index”)	35%
FTSETM 100 Index (“FTSE 100 Index”)	25%
Nikkei® 225 Index (“Nikkei Index”)	25%
Swiss Market Index (“SMI Index”)	5%
S&P/ASX 200® Index (“S&P/ASX 200 Index”)	5%
MSCI® Emerging MarketsSM Index (“MSCI-EM Index”)	5%

Coupon

We will not pay you interest during the term of the Securities.

Denominations

Your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return:

†

If the Basket Return is positive, you will receive your principal plus an additional payment equal to your principal × the Participation Rate × the Basket Return. In this case, the payment at maturity will be calculated as follows:

10 + ($10 × Participation Rate × Basket Return)

†	If the Basket Return is between 0% and –20%, you will receive $10 (your initial invested principal)

Specific Terms of the Securities

†

If the Basket Return is less than –20%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Basket Return is below –20%. For example, a Basket Return of –25.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

$10 + ($10 × (Basket Return + 10%)).

If the Basket has declined by more than 20% over the term of the Securities, you may lose up to 80% of your principal at maturity.

The “Participation Rate” is 115%.

The “Basket Return,” which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level

Basket Starting Level

where the “Basket Starting Level” equals 100 and the “Basket Ending Level” will be calculated as follows:

100 × (1 + (35% of the EURO STOXX Index Return + 25% of the FTSE 100 Index Return + 25% of the Nikkei Index Return + 5% of the SMI Index Return + 5% of the S&P/ASX 200 Index Return + 5% of the MSCI-EM Index Return)).

The “EURO STOXX Index Return” is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return =	EURO STOXX Index Ending Level – EURO STOXX Index Starting Level

EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is 4252.92, the closing level of the EURO STOXX Index on the trade date, and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The “FTSE 100 Index Return” is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

FTSE 100 Index Return =	FTSE 100 Index Ending Level – FTSE 100 Index Starting Level

FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 6251.20 and the FTSE 100 Index Ending Level will be the closinglevel of the FTSE 100 Index on the final valuation date.

The “Nikkei Index Return” is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

Nikkei Index Return =	Nikkei Index Ending Level – Nikkei Index Starting Level

Nikkei Index Starting Level

where the Nikkei Index Starting Level is 17702.09, the closing level of the Nikkei Index on the trade date, and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The “SMI Index Return” is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

SMI Index Return =	SMI Index Ending Level – SMI Index Starting Level

SMI Index Starting Level

where the SMI Index Starting Level is 8706.40 and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

Specific Terms of the Securities

The “S&P/ASX 200 Index Return” is calculated based on the closing level of the S&P/ASX 200 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P/ASX 200 Index Return =	S&P/ASX 200 Index Ending Level – S&P/ASX 200 Index Starting Level

S&P/ASX 200 Index Starting Level

where the S&P/ASX 200 Index Starting Level is 6258.50 and the S&P/ASX 200 Index Ending Level will be the closing level of the S&P/ASX 200 Index on the final valuation date.

The “MSCI-EM Index Return” is calculated based on the closing level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return =	MSCI-EM Index Ending Level – MSCI-EM Index Starting Level

MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is 1121.37, the closing level of the MSCI-EM Index on the trade date, and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

The return on the Basket may be negative, and as a result you may lose up to 80% of your investment.

Maturity Date

The securities will mature on July 30, 2010, unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day does not qualify as the final valuation date as determined in accordance with “—Final Valuation Date” below, then the maturity date will be the third business day following such final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

Final Valuation Date

The final valuation date will be July 27, 2010, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

Market Disruption Event

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level.

Specific Terms of the Securities

Any of the following will be a market disruption event:

†

a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

†

a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

†	one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

†

in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging.”

The following events will not be market disruption events:

†	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

†	a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “—Modification and Waiver of Covenants.”

Specific Terms of the Securities

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. Dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

†	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

†	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

†	no quotation of the kind referred to above is obtained, or

†	every quotation of that kind obtained is objected to within five business days after the due date as described above

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

†	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

Specific Terms of the Securities

†	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency

Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date” and “Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect

Specific Terms of the Securities

of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

†	acquire or dispose of securities of the issuers of Basket Constituent Stocks,

†

acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

†	acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

†	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of European or emerging equity markets.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-10 for a discussion of these adverse effects.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of March 31, 2007 (unaudited)	CHF	USD

	(in millions)
Debt
Debt issued(1)	369,303	303,713

Total Debt	369,303	303,713
Minority Interest(2)	6,156	5,063
Shareholders’ Equity	51,606	42,441

Total capitalization	427,065	351,216

(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position based on remaining maturities.

(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.82240 (the exchange rate in effect as of March 31, 2007).

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder.

You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO

Supplemental U.S. Tax Considerations

THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Security as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Security require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Security for all tax purposes in accordance with such characterization. If your Security are so treated, you would recognize capital gain or loss upon the sale or maturity of your Security in an amount equal to the difference between the amount realized at such time and your tax basis in the Security. In general, your tax basis in your Security would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Security will generally begin on the date after the issue date (i.e., the settlement date) for your Security and, if you hold your Security until maturity, your holding period will generally include the maturity date.

Alternative Treatment. Alternatively, it is possible that your Security could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Security is so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Security. You would recognize gain or loss upon the sale, redemption or maturity of your Security in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Security. In general, your adjusted basis in your Security would be equal to the amount you paid for your Security, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, redemption or maturity of your Security would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Security, and thereafter, would be capital loss.

If your Security are treated as contingent debt instruments and you purchase your Security in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Security, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Security in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Security, it is possible that the Internal Revenue Service could seek to characterize your Security in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Security should be treated as an ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Security for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Supplemental U.S. Tax Considerations

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Supplemental U.S. Tax Considerations

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Risk Factors	S-10
The Indices	S-17
Valuation of the Securities	S-40
Specific Terms of the Securities	S-41
Use of Proceeds and Hedging	S-48
Capitalization of UBS	S-49
Supplemental U.S. Tax Considerations	S-50
ERISA Considerations	S-54
Supplemental Plan of Distribution	S-55

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Statements	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Performance
Securities with
Partial
Protection

UBS AG $27,367,380 Securities
linked to a Global Index Basket
due July 30, 2010

Prospectus Supplement

July 26, 2007
(To Prospectus dated March 27, 2006)

UBS Investment Bank
UBS Financial Services Inc.